As filed with the Securities and Exchange Commission on November 28, 2012

Registration No. 333-182113

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------------------------------------------

Post Effective Amendment No. 1
to the
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

ASTIKA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation or organization)	3652 (Primary Standard Industrial Classification Code Number)	27-4601693 (I.R.S. Employer Identification No.)

7000 W. Palmetto Park Road, Suite 409, Boca Raton, Florida  33433    (509) 562-3211
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

---------------------------------------------------

EUGENE B. SETTLER
Chairman of the Board, Chief Executive Officer, President and Treasurer
7000 W. Palmetto Park Road, Suite 409
Boca Raton, Florida 33433
(509) 562-3211

---------------------------------------------------

(Name, address, including zip code, and telephone number including area code, of agent for service)

---------------------------------------------------

With a copy to:

MICHAEL H. HOFFMAN, ESQ.
Law Offices of Michael H. Hoffman, P.A.
1521 Alton Road, No. 284
Miami, Florida 33139
Telephone:  (786) 280-7575 and Facsimile (305) 865-3430

---------------------------------------------------

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

           Large accelerated filer     ☐                                                                                     Accelerated filer                       ☐
           Non-accelerated filer       ☐                                                                                     Smaller reporting company     ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The public offering pursuant to the Form S-1 Registration Statement (Registration No. 333-182113) of Astika Holdings, Inc. (the “Company”) has been terminated effective on November 28, 2012.  The Company offered and sold in the offering 10,610 shares of its Series A Convertible Preferred Stock, and all of such shares of Series A Convertible Preferred Stock have been converted into 2,917,750 shares of Common Stock of the Company.  The public offering provided proceeds to the Company in the amount of $106,100.

The Company is also filing this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement of the Company to remove from registration the 29,390 shares of Series A Convertible Preferred Stock of the Company and 8,082,250 shares of Common Stock of the Company, which were registered but not sold in the public offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 28th day of November, 2012.

ASTIKA HOLDINGS, INC.

By:   /s/ Eugene B. Settler
              Eugene B. Settler
              President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene B. Settler Eugene B. Settler	President, Chief Executive Officer, (Principal Executive Officer), Treasurer (Principal Financial and Accounting Officer), Chairman	November 28, 2012

/s/ Jack M. Alvo Jack M. Alvo	Secretary and Director	November 28, 2012

/s/ Stephen J. Ratelle Stephen J. Ratelle	Director	November 28, 2012